UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

INSTITUTIONAL FINANCIAL MARKETS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 20, 2014, pursuant to the Indenture (the “Indenture”), dated as of July 22, 2011, by and between Institutional Financial Markets, Inc., a Maryland corporation (the “Company”), and U.S. Bank National Association, as trustee, the Company redeemed all of the Company’s outstanding 10.50% Contingent Convertible Senior Notes due 2027 (the “Notes”) for a cash redemption price equal to $3,125,551 (the “Redemption Price”). Pursuant to the Indenture, the Redemption Price represented 100% of the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the redemption date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTITUTIONAL FINANCIAL MARKETS, INC.

Date: May 20, 2014	By:	/s/ Joseph W. Pooler, Jr.
Joseph W. Pooler, Jr.
Executive Vice President, Chief Financial Officer and Treasurer